SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Putnam Municipal Opportunities Trust
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

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PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION
 BY THE BOARD OF TRUSTEES OF PUTNAM MUNICIPAL OPPORTUNITIES TRUST FOR THE
  2017 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to preferred shareholders of Putnam Municipal Opportunities Trust (the "Fund") of record as of February 10, 2017. We are soliciting a proxy to vote your shares at the 2017 Annual Meeting of Shareholders (the "Meeting") which is scheduled for April 28, 2017. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent (only) to preferred shareholders on or about April 4, 2017.

                          INTRODUCTION

The Board of Trustees has determined to present two matters to be voted upon at the Meeting: a proposal to fix the number of trustees at twelve, and the election of twelve trustees, two of whom will be elected solely by the preferred shareholders (the "preferred trustees"). In addition, at the Meeting, Full Value Partners, L.P., a shareholder affiliated with us intends to present a non-binding proposal requesting the Board of Trustees to afford the preferred shareholders a means to obtain liquidity for their shares. We are soliciting a proxy to vote your shares FOR the election of the two nominees named below as preferred trustees and FOR the shareholder proposal. We also recommend that preferred shareholders ABSTAIN from voting on the proposal to fix the number of trustees at twelve, and WITHHOLD VOTING for the election of any other trustees

		          REASONS FOR THE SOLICITATION

For the last nine years, there has not been a liquid market for the Fund's preferred shares. To address similar problems, many other closed-end funds have elected to redeem their auction rate preferred stock. By contrast, the Fund's Board of Trustees has failed to take action to provide liquidity for the holders of the preferred shares. Consequently, it is important to elect two preferred trustees to advocate for liquidity for the holders of the preferred shares.

			  HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted to ABSTAIN on the proposal to fix the number of trustees at twelve, FOR the election of the two nominees named below as preferred trustees, to WITHHOLD VOTING on the election of any other nominees, and FOR the shareholder proposal. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

			  VOTING REQUIREMENTS

A quorum for the transaction of business will exist if holders of thirty percent of the total number of common and preferred shares entitled to vote are represented at the Meeting, except that, for the election of the two preferred trustees, the holders of thirty percent of the preferred shares will constitute a quorum. As of February 10, 2017, there were 38,088,900.364 common shares and 7,154 preferred shares outstanding. Each share is entitled to one vote. The election of a trustee requires the affirmative vote of a plurality of the votes cast, i.e., the nominee receiving the most votes will be elected. A majority of the votes cast is required to approve all other proposals. An abstention or a broker non-vote will have no effect on the election of trustees or whether a proposal is approved.

			  REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1a. FIXING THE NUMBER OF TRUSTEES AT TWELVE

	The Board intends to propose that shareholders fix the number of Trustees at 12. However, it does not provide a reason for its recommendation. Therefore, unless instructions to the contrary are given, your proxy will be voted to abstain of this proposal.

PROPOSAL 1b: ELECTION OF TWELVE TRUSTEES (INCLUDING TWO PREFERRED TRUSTEES)

Our affiliate intends to nominate Phillip Goldstein and Andrew Dakos for election as disinterested preferred trustees, neither of whom personally owns any shares of the Fund. The primary reason for selecting our nominees is that we know them to be advocates for shareholders and they are not beholden to Putnam for their positions. Messrs. Goldstein and Dakos, each of whom has consented to be nominated and, if elected, to serve as trustees, may be deemed to have a beneficial interest in 734 preferred shares of the Fund as a result of their roles with Bulldog Investors, whose clients are the beneficial owners of such shares. In particular, Messrs. Goldstein and Dakos are members of Bulldog Investors, which is the general partner of, or the investment advisor for, certain investment funds, and are limited partners in one or more of such funds. Messrs. Goldstein and Dakos disclaim beneficial interest in all such shares except to the extent of any pecuniary interest in such funds.

There are no arrangements or understandings between Messrs. Goldstein and Dakos and Bulldog Investors or any of its affiliates in connection with the nomination. While none of our nominees are currently trustees of any funds in the "Putnam complex" of funds, on April 28, 2017, we intend to also nominate Messrs. Goldstein and Dakos for election as trustees of two other closed-end funds in the "Putnam complex." Therefore, after April 28, 2017, Messrs. Goldstein and Dakos may be trustees of up to three funds in the "Putnam complex" of funds. Please refer to the Fund's proxy soliciting material for additional information concerning the election of trustees and any other matters related to the Meeting.

        Phillip Goldstein (born 1945) - Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds. Chairman of the Mexico Equity and Income Fund, Inc.;Secretary and Chairman of Special Opportunities Fund, Inc.; Director of MVC Capital, Inc.; Chairman of Emergent Capital, Inc.; Director of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.); Chairman of Brantley Capital Corporation (until
	2013); Director of ASA Ltd. (until 2013); Director of Korea Equity and Income Fund, Inc. (until 2012).

	Andrew Dakos (born 1966) - Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered clos-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; Director of Emergent Capital, Inc.; President and Director of Special Opportunities Fund; Director of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.); Director of the Mexico Equity & Income Fund (until 2015).

Unless instructions to the contrary are given, your proxy will be voted in favor of the aforementioned nominees for election as preferred trustees and will withhold on the election of all other nominees.

PROPOSAL 2. The shareholders of Putnam Municipal Opportunities Trust (the "Fund") request that the Board of Trustees afford the preferred shareholders a means to obtain liquidity for their shares.

There has not been a liquid market for the Fund's preferred shares for the past nine years and many other closed-end funds have redeemed or tendered for their auction rate preferred stock. We think it is time for the Board to take action to provide liquidity for holders of the preferred shares. The Board of Trustees has the sole power to implement this proposal.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

			     THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $25,000.

			     PARTICIPANTS

As of April 4, 2017, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owns 734 preferred shares of the Fund, 78 of which were purchased in June 2012 and 656 in March 2017. No "participant" has any arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes Bulldog Investors, Messrs. Goldstein and Dakos, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" has a greater role in a solicitation than may be the case.

April 4, 2017




















			     PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF TRUSTEES OF PUTNAM MUNICIPAL OPPORTUNITIES TRUST (THE "FUND") FOR THE FUND'S 2017 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints Phillip Goldstein and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x"in the appropriate [  ].)

1a. FIXING THE NUMBER OF TRUSTEES AT TWELVE.

FOR [  ]		   AGAINST [  ]		      ABSTAIN [  ]

1b. ELECTION OF TWELVE TRUSTEES.

[  ] FOR PHILLIP GOLDSTEIN 		    [  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS 			    [  ] WITHHOLD AUTHORITY

[ ] WITHHOLD AUTHORITY FOR: LIAQUAT AHAMED, RAVI AKHOURY, BARBARA M. BAUMANN, JAMESON A. BAXTER, ROBERT J. DARRETTA, KATINKA DOMOTORFFY, JOHN A. HILL,
PAUL L. JOSKOW, KENNETH R. LEIBLER, W. THOMAS STEPHENS, ROBERT L. REYNOLDS, CATHARINE BOND HILL, AND MANOJ P. SINGH

[ ] TO VOTE FOR ANY OF THE ABOVE NOMINEES, PLEASE CHECK THIS BOX AND CIRCLE THEIR NAME(s).

2. A REQUEST THAT THE BOARD OF TRUSTEES AFFORD THE PREFERRED SHAREHOLDERS A MEANS TO OBTAIN LIQUIDITY FOR THEIR SHARES.

FOR [  ]		   AGAINST [  ]		     ABSTAIN [  ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted TO ABSTAIN ON Proposal 1a, FOR the election of Messrs. Goldstein and Dakos as preferred trustees, TO WITHHOLD on all other nominees, and FOR Proposal 2. The undersigned hereby acknowledges receipt of the proxy statement dated April 4, 2017 of Bulldog Investors and revokes any proxy previously executed.


Signature(s) ________________________________  	Dated: _______________